Exhibit 99.1

iAnthus Reports Fiscal Fourth Quarter and Full Year 2020 Financial Results

NEW YORK and TORONTO, April 1, 2021 /CNW/ - iAnthus Capital Holdings, Inc. ("iAnthus" or the "Company") (CSE: IAN), (OTCPK: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, reports its financial results for the fourth quarter and year-ended December 31, 2020. The Company's Annual Report on Form 10-K, which includes its financial statements for the year-ended December 31, 2020 and the related management's discussion and analysis of financial condition and results of operations, can be accessed on the Company's SEDAR profile at www.sedar.com, the Securities and Exchange Commission's ("SEC") website at www.sec.gov, and on the Company's website at www.iAnthus.com. The Company became a U.S. reporting company effective February 5, 2021. As such, the Company's financial statements are reported in accordance with U.S. Generally Accepted Accounting Principles (GAAP). All currency is expressed in U.S. dollars.

Full Year 2020 Financial Highlights

  Revenue of $151.7 million, up 93.5% from the prior year
  Gross profit of $86.7 million, up 232.2% from the prior year
  Net loss of $309.8 million, or a loss of $1.81 per share
  Due to liquidity constraints experienced by the Company, the Company did not make applicable interest payments due on its 13% senior secured convertible debentures ("Secured Notes") and its 8% convertible unsecured debentures ("Unsecured Debentures") due during 2020. As previously disclosed, the non-payment of interest in March 2020 triggered an event of default with respect to these components of the Company's long-term debt, which, as of December 31, 2020, consisted of principal amounts at face value of $97.5 million and $60.0 million and accrued interest of $15.1 million and $4.8 million on the Secured Notes and Unsecured Debentures, respectively. In addition, as a result of the default, the Company has accrued additional fees and interest of $13.8 million ("Exit Fee") in excess of the aforementioned amounts that are further detailed in the Company's financial statements.

Fourth Quarter 2020 Financial Highlights

  Revenue of $46.0 million
  Gross profit of $21.8 million
  Net loss of $27.3 million, or a loss of $0.16 per share
  As disclosed in the Company's filings with the applicable Canadian securities regulators and the SEC, the Company entered into a restructuring support agreement with the holders of its Secured Notes (the "Secured Lenders") and certain holders of its Unsecured Debentures (the "Consenting Unsecured Debentureholders") to effectuate a recapitalization transaction ("Recapitalization Transaction") to be implemented by way of a court-approved plan of arrangement ("Plan of Arrangement") under the Business Corporations Act (British Columbia). On September 14, 2020, the Company's security holders voted in support of the Recapitalization Transaction, and on October 5, 2020, the Plan of Arrangement was approved by the Supreme Court of British Columbia. If consummated, the Company intends to issue up to an aggregate of 6,072,579,699 common shares upon the restructuring of (i) $22.5 million of Secured Notes (including the Exit Fee), $40.0 million of Unsecured Debentures, including interest accrued thereon and (ii) interest accrued on the interim financing in the amount of $14.7 million provided by the Secured Lenders. The Recapitalization Transaction remains subject to the receipt of all necessary regulatory approvals and approval by the CSE. Specifically, certain of the transactions contemplated by the Recapitalization Transaction have triggered approval by U.S. state-level regulators in the states in which the Company operates. Where required, iAnthus has commenced the review and approval process. The foregoing 2020 financial highlights do not give effect to the consummation of the Recapitalization Transaction.
Table 1: Full Year 2020 Financial Results
in thousands of US$, except share and per share amounts	2020	2019
Revenue	$151,669	$78,382
Gross profit	86,681	26,079
Net loss	(309,849)	(305,387)
Net loss per share	(1.81)	(1.93)

Table 2: Q4 2020 Financial Results
in thousands of US$, except share and per share amounts	Q4 2020
Revenue	$45,981
Gross profit	21,782
Net loss	(27,258)
Net loss per share	(0.16)

Filing of Second Amendment to the Company's Registration Statement on Form 10

The Company today also announced that it has filed a second amendment to its Registration Statement on Form 10, initially filed with the SEC on December 8, 2020, as amended on February 5, 2021 (as amended, the "Form 10"). The Form 10 became effective on February 5, 2021.  The Form 10 provides detailed and audited information about the Company's operations, including an overview of the business strategies, risk factors and financial statements. The Form 10 is available on the Company's SEDAR profile at www.sedar.com, the SEC's website at www.sec.gov and on the Company's website at www.iAnthus.com.

About iAnthus

iAnthus owns and operates licensed cannabis cultivation, processing and dispensary facilities throughout the United States. For more information, visit www.iAnthus.com.

COVID-19 Risk Factor

The Company may be impacted by business interruptions resulting from pandemics and public health emergencies, including those related to the novel coronavirus disease 2019 ("COVID-19"). An outbreak of infectious disease, a pandemic, or a similar public health threat, such as the outbreak of COVID-19, or a fear of any of the foregoing could adversely impact the Company by causing operating, manufacturing, supply chain, and project development delays and disruptions, labor shortages, travel, and shipping disruption and shutdowns (including as a result of government regulation and prevention measures). It is unknown whether and how the Company may be affected if such a pandemic persists for an extended period of time, including as a result of the waiver of regulatory requirements or the implementation of emergency regulations to which the Company is subject. Although the Company has been deemed essential and/or has been permitted to continue operating its facilities in the states in which it cultivates, processes, manufactures, and sells cannabis during the pendency of the COVID-19 pandemic, subject to the implementation of certain restrictions on adult-use cannabis sales in both Massachusetts and Nevada, which have since been lifted, there is no assurance that the Company's operations will continue to be deemed essential and/or will continue to be permitted to operate. The Company may incur expenses or delays relating to such events outside of its control, which could have a material adverse impact on its business, operating results, financial condition, and the trading price of its common shares.

Forward Looking Statements

Statements in this news release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Company's reports that it files from time to time with the U.S. Securities and Exchange Commission and the Canadian securities regulators which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the SEC.  When used in this news release, words such as "will," could," plan," estimate," expect," intend," may," potential," believe," should," our vision" and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations and the timing and outcome of closing of the Recapitalization Transaction.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release.  The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the U.S. Securities and Exchange Commission have reviewed, approved or disapproved the content of this news release.

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SOURCE iAnthus Capital Holdings, Inc.

View original content: http://www.newswire.ca/en/releases/archive/April2021/01/c7388.html

%CIK: 0001643154

CO: iAnthus Capital Holdings, Inc.

CNW 06:49e 01-APR-21